-----------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2002


                             Sweetheart Holdings Inc.
               ------------------------------------------------


          Delaware                     33-64814                 06-1281287
  ------------------------       --------------------       --------------------
  (State or other jurisdiction     (Commission File           (IRS Employer
       of incorporation)                Number)              Identification No.)


        10100 Reisterstown Road, Owings Mills, Maryland             21117
      -----------------------------------------------------      -----------
           (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (410) 363-1111
                                                   -----------------


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.      Other Events.
             -------------

      Sweetheart Cup Company Inc. (the "Company"), a wholly-owned subsidiary of the registrant, issued a press release on February 14, 2002 which is attached hereto as Exhibit 99.1 and by this reference incorporated herein.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.
             -------------------------------------------------------------------

(c)   Exhibits

Exhibit No.      Description
-----------      -----------

99.1             Press release issued by the Company dated February 14, 2002.

99.2             Unaudited Pro Forma Combined Condensed Financial Information.


Item 9.      Regulation FD Disclosure
             ------------------------

As part of the Company's ongoing cost reduction and profit improvement initiatives, the Company has begun a program to rationalize, consolidate and improve its manufacturing and administrative facilities. Upon completion of the consolidation program, the Company expects to realize annual cost savings of approximately $13.8 million, as the following table demonstrates.


                                                                       Expected
                                                                       Completion/
 Facility             Description of Cost Savings     Annual Cost      Completion
 Affected             Program                          Savings         Date
 --------             ---------------------------    -----------       ----------
                                                   ($ in millions)

 Indianapolis, IN     Administrative consolidation        $2.1         September - 01
                                                                       Completed

 Dallas, TX           Automate transfer and sorting        0.9         November - 01
                      of finished products                             Completed

 Chicago, IL          Shift wax production to              2.1         December - 01
                      Owings Mills, MD                                 Completed

 Various              Automate packaging operations        0.8         January - 02
                                                                       Completed

 Manchester, NH       Close plant and shift production     2.7         February - 02
                                                                       Completed

 Various              Consolidate thermoforming            0.2         March - 02
                      operation

 Springfield, MO      Shift certain paper-based            3.7         June - 02
                      production to Owings Mills

 Other                Close plant and shift                1.3         December - 02
                      production                        ------
                                                        $ 13.8
                                                        ======

--------------------------------------------------------------------------------

The Company estimates the out-of-pocket cost of implementing the consolidation program to be approximately $13.0 million. The Company believes the consolidation program will improve the efficiency of the Company's manufacturing sites without any adverse impact on customer service levels.

In connection with the consolidation program, the Company sold certain surplus real estate in December 2001 for a realized sale price of $5.2 million, the proceeds of which will be used to fund capital expenditures. In addition, in July 2001, the Company completed an overhead reduction program from which it expects to realize annual cost savings of approximately $1.6 million over the 12 months following the program's completion. The Company expects to realize additional cost savings of approximately $0.9 million over the next 12 months by further reducing headcount and eliminating certain administrative and duplicative professional services following the merger of The Fonda Group, Inc. ("Fonda") with and into the Company (the "Merger").

In connection with the August 2001 acquisition by Fonda of substantially all of the property, plant and equipment, intangibles and net working capital of the consumer division of Dopaco, Inc. located in El Cajon, California, the combined company following the Merger expects to realize approximately $2.0 million in annual procurement savings as it transitions the division's raw material requirements to existing vendors.

There can be no assurance that the Company will be able to realize the benefits it expects to achieve as a result of the consolidation program. The realization of potential benefits from the consolidation program could be adversely affected by a number of factors, some of which are not in the Company's control, including its ability to achieve cost savings and other synergies as a result of general economic conditions and the ability of its existing manufacturing and distribution facilities to absorb the increased operations.

See also Exhibit 99.2 attached hereto and by this reference incorporated herein, which is being filed by the Company pursuant to Regulation FD disclosure requirements.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              SWEETHEART HOLDINGS INC.


                              By: /s/ Hans H. Heinsen
                                  -----------------------------------
                                  Hans H. Heinsen
                                  Senior Vice President and
                                  Chief Financial Officer
                                  (Principal Financial and Accounting
                                  Officer and Duly Authorized Officer)


Date:  February 14, 2002

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1              Press release issued by the Company dated February 14, 2002.

99.2              Unaudited Pro Forma Combined Condensed Financial Information.